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                                                                    Exhibit 21.1

At the time of distribution, the following corporations will be wholly-owned subsidiaries of Edwards Lifesciences Corporation:

                                                     STATE OF        COUNTRY OF
                                                 INCORPORATION/  INCORPORATION/
LEGAL ENTITY                                        FORMATION       FORMATION
------------                                     --------------  --------------

Benchmark, Inc.                                     Utah         U.S.
Edwards Cardiovascular Services Inc.                Pennsylvania U.S.
Edwards Lifesciences Corporation of Puerto Rico     Delaware     U.S.
Edwards Lifesciences Japan Holdings Inc.            Delaware     U.S.
Edwards Lifesciences LLC                            Delaware     U.S.
Edwards Lifesciences Research Medical, Inc.         Utah         U.S.
Edwards Lifesciences Sales Corporation              Delaware     U.S.
Edwards Lifesciences Sub Inc.                       Delaware     U.S.
Edwards Lifesciences (U.S.) Inc.                    Delaware     U.S.
Edwards Lifesciences World Trade Corporation        Delaware     U.S.
PSICOR Merger Corporation                           Delaware     U.S.

Edwards Lifesciences Austria GmbH                                Austria
Edwards Lifesciences S.P.R.L.                                    Belgium
Edwards Lifesciences Macchi Ltda.                                Brazil
Edwards Lifesciences (Canada) Inc.                               Canada
Edwards Lifesciences Holding A/S                                 Denmark
Edwards Lifesciences Limited                                     England
Edwards Lifesciences SAS                                         France
Edwards Lifesciences Holding GmbH                                Germany
Edwards Lifesciences GmbH                                        Germany
PAS Palzer GmbH & Co. KG                                         Germany
PAS Palzer Verwaltungs GmbH                                      Germany
Edwards Lifesciences (India) Pte Ltd.                            India
CVG Italia SpA                                                   Italy
Edwards Lifesciences Limited                                     Japan
Edwards Lifesciences Finance Limited                             Japan
Edwards Lifesciences Korea Co., Ltd.                             Korea
Edwards Lifesciences Mexico, S.A. de C.V.                        Mexico
Edwards Lifesciences BV                                          The Netherlands
Edwards Lifesciences Uden BV                                     The Netherlands
Edwards Lifesciences SL                                          Spain
Edwards Lifesciences AG                                          Switzerland
Edwards Lifesciences Holding AG                                  Switzerland
Edwards Lifesciences GmbH                                        Switzerland